AMENDMENT No. 2 TO ASSET PURCHASE AGREEMENT


     Agreement, dated as of June 11, 1999, by and between Doubleday Direct, Inc. ("Seller"), a New York corporation, and ABD Acquisition Corp. ("Buyer"), a Delaware corporation.


                              W I T N E S S E T H:


     WHEREAS, Buyer and Seller have entered into an Asset Purchase Agreement dated as of March 18, 1999, relating to the purchase and sale of certain assets, as amended by Amendment No. 1 dated as of even date herewith (as so amended, the "Purchase Agreement").

     WHEREAS, Buyer and Seller wish to amend further the Purchase Agreement in the manner set forth herein. All capitalized terms used herein and not otherwise defined in this Agreement shall have the meaning ascribed to them in the Purchase Agreement.

     NOW, THEREFORE, in consideration of and in reliance upon the covenants, conditions, representations and warranties herein contained, the parties hereto hereby agree as follows:

     1. Section 1.4(a) is amended by deleting clause (iv) of said section in its entirety and the phrase "provided, however, that the Buyer shall satisfy the Simon & Schuster Commitment regardless of the date on which it is by its stated terms required to be performed" from the last sentence of said section.

     2. Seller acknowledges that it has satisfied its unpaid advance commitment to Simon & Schuster in the amount of $500,000 (the "Simon & Schuster Committment").

     3. Section 1.4(b) is amended by deleting the phrase "except for the Simon & Schuster Commitment (which shall be Buyer's obligation)," from clause (vi) of said section as well as the phrase "(except for Buyer's obligations to partially reimburse Seller in respect of the March/April 1999 Mailing (as defined in Section 3.23 hereof)" from clause (vii) of said section.

     4. Section 3.22 is deleted in its entirety.

     5. Section 3.23 is deleted in its entirety.

     Except as set forth herein, the terms and conditions of the Purchase Agreement are hereby ratified and remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the date first above written.

                                          DOUBLEDAY DIRECT, INC.


                                          By: /s/ William A. Gatti
                                              -----------------------------
                                             Name: William A. Gatti
                                             Title: S.V.P., Human Res./Admin.


                                          ABD ACQUISITION CORP.


                                          By: /s/ Norton Herrick
                                              -----------------------------
                                             Name:  Norton Herrick
                                             Title: Co-CEO




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